SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Growth and Income II -- Class A Shares
Fiscal period ending:November 30, 1997
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1000                 $1000

ERV =  Ending Redeemable Value   $1152.51              $1881.10

T   =  Average Annual
       Total Return              15.25%                 24.34%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $1,873,760

Expenses                         $712,915

Reimbursement                    $0

Average shares                69,839,376

NAV                              $14.88

Sales Charge                       5.75%

POP                              $15.79

Yield at POP                        1.27 %

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:Growth and Income Fund II -- Class B Shares
Fiscal period ending:November 30, 1997
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1000                 $1000

ERV =  Ending Redeemable Value   $1164.20              $1000

T   =  Average Annual
       Total Return              16.42%                25.29%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $2,215,431

Expenses                         $1,577,945

Reimbursement                    $0

Average shares                   83,603,803

NAV                              $14.77

Maximum Contingent Deferred
    Sales Charge                 5.0%

Yield at NAV                        0.62%

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:Growth and Income II -- Class M Shares
Fiscal period ending:November 30, 1997
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)       n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1000                  $1000

ERV =  Ending Redeemable Value   $1174.97               $1898.39

T   =  Average Annual
       Total Return                 17.50%              24.74%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $271,363

Expenses                         $164,084

Reimbursement                    $0

Average shares                   10,224,979

NAV                              $14.82

Sales Charge                       3.50%

POP                              $15.36

Yield at POP                        0.82%